Exhibit 99 For Release April 1                          Contact:
4:01 pm                                                 Richard F. Latour
                                                        President and CEO
                                                        Tel: 781-994-4800

                           MICROFINANCIAL INCORPORATED
                      Company Awarded $23 Million Judgment



Woburn, MA--April 1, 2004 MicroFinancial Incorporated (NYSE-MFI), announced today that the company was awarded a $23 million judgment.

In the first quarter of 2000, the Company had filed an action in the United States District Court for the District of Massachusetts against Sentinel Insurance Company, Ltd., ("Sentinel"), Premier Holidays International, Inc., ("Premier") and Daniel DelPiano ("DelPiano") arising from Premier's October 1999 default on its repayment obligations to the Company under a $12 million loan. Judgment has been entered in this case against Sentinel, which had issued a business performance insurance policy guaranteeing repayment of the loan in the amount of $14 million. This judgment has not been satisfied. Sentinel is currently undergoing liquidation proceedings and a claim in this amount has been filed with the bankruptcy court. The Company's case against Premier and DelPiano was tried in November 2003, and was decided by the Court in March 2004. The Court entered a judgment for the Company against Premier and DelPiano, jointly and severally, on all of the Company's counts, including fraud and violation of Massachusetts General Laws, Chapter 9A, and dismissing with prejudice all of Premier and DelPiano's claims and counterclaims. The Court awarded the Company $23 million in damages. Collection of this award is not assumed and therefore it is not reflected in the Company's financial statements.

"This legal matter is now behind us. The Company is pleased with the court's findings in favor of our position on all counts, specifically on the finding of fraud committed by Premier and DelPiano, and on the full dismissal with prejudice of the counterclaims filed against us." stated Mr. Richard Latour, President and CEO.

The Company also announced today that it continues to reduce its outstanding debt obligations during 2004 beyond original expectations. "As of April 1, 2004, the senior credit facility debt balance outstanding was $35.7 million, compared to an expected $41.0 million for the same period, as stated in the bank agreement. Total interest bearing debt stands at $39.9 million as of April 1, 2004, compared to $62.1 million on December 31, 2003" concluded Mr. Latour.



About Microfinancial

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.



Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.